Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Fiscal Third Quarter 2024 Results

Reports 17% Revenue Increase, ARR of $16.6 Million

Positive Net Income and Record Adjusted EBITDA

HENDERSON, Nev., May 9, 2024 — Research Solutions, Inc. (NASDAQ: RSSS), a trusted partner providing cloud-based workflow solutions to accelerate research for R&D-driven organizations, reported financial results for its fiscal third quarter ended March 31, 2024.

Fiscal Third Quarter 2024 Summary (compared to prior-year quarter)

•	Total revenue of $12.1 million, a 17% increase.
•	Platform revenue up 76% to $4.0 million. Annual Recurring Revenue (“ARR”) up 82% to $16.6 million, which includes approximately $11.7 million of B2B recurring revenue and $4.9M of B2C recurring revenue.
•	Gross profit up 36%. Total gross margin improved 630 basis points to 45.2%.
•	Net income of $76,000 or $0.00 per diluted share, compared to $237,000 or $0.01 per diluted share.
•	Adjusted EBITDA of $961,000, a Company quarterly record, compared to $559,000.
•	Quarterly cash flow from operations of over $2 million, also a Company quarterly record, compared to $0.8 million.

“Our third quarter performance reflects the first full quarter of contribution from Scite and continued progress integrating Scite and ResoluteAI within our Article Galaxy platform. While we realized some anticipated churn in ResoluteAI ARR in the quarter, we experienced strong growth in both Scite B2B and B2C ARR, closing some large cross-sell opportunities with existing customers,” said Roy W. Olivier, President and CEO of Research Solutions. “During the quarter we launched two new product offerings, Technology Landscape and Clinical Trial Landscape, both of which harness our ability to simultaneously search across multiple datasets, extracting and synthesizing insights into use case specific outputs as part of our strategy to deliver workflows that save time for our customers.  The highly specialized value proposition for our product offerings continues to grow as we serve as a critical piece of the research process, giving users the opportunity to effectively discover, acquire and manage the most relevant content all in one place. Overall, we believe our offerings and expanded addressable market will deliver meaningful growth and long-term value for our shareholders.”

Fiscal Third Quarter 2024 Results

Total revenue was $12.1 million, a 17% increase from $10.3 million in the year-ago quarter primarily driven by increased platform revenue from the prior-year period which included a full quarter of revenue from the acquisitions of ResoluteAI and Scite.

Platform subscription revenue for the quarter was $4.0 million, a 76% year-over-year increase. The increase was primarily due to the acquisitions of ResoluteAI and Scite, as well as organic growth in the core Article Galaxy platform. The quarter ended with annual recurring revenue of $16.6 million, up 82% year-over-year (see the company’s definition of annual recurring revenue below).

Transaction revenue was $8.2 million, compared to $8.1 million in the third quarter of fiscal 2023. This quarter represents the first comparable period following the acquisition of contracts from FIZ Karlsruhe, which was effective January 1, 2023. The transaction active customer count for the quarter was 1,426, compared to 1,417 customers in the prior-year quarter (see the company's definition of active customer accounts and transactions below).

Total gross margin improved 630 basis points from the prior-year quarter to 45.2%. The increase was primarily driven by the continued revenue mix shift to the higher-margin Platforms business, as well as a modest increase in margins in the transactions business.

Total operating expenses were $5.4 million, compared to $3.9 million in the third quarter of 2023. The increase was primarily related to the additional expense base associated with the acquisitions of ResoluteAI and Scite.

Net income in the third quarter was $76,000, or $0.00 per share on a fully diluted basis, compared to $237,000, or $0.01 per diluted share, in the prior-year quarter. Adjusted EBITDA was $961,000, compared to $559,000 in the year-ago quarter (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Research Solutions President and CEO Roy W. Olivier and CFO Bill Nurthen will host the conference call, followed by a question and answer period.

Date: Thursday, May 9, 2024

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in number: 1-785-424-1699

Conference ID: RESEARCH

The conference call will be broadcast live and available for replay until June 9, 2024 by dialing 1-412-317-6671 and using the replay ID 11155728, and via the investor relations section of the company's website at http://researchsolutions.investorroom.com/.

Fiscal Third Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended March 31,				Nine Months Ended March 31,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Revenue:
Platforms	$3,953,403	$2,249,632	$1,703,771	75.7%	$9,679,179	$6,379,871	$3,299,308	51.7%
Transactions	$8,162,269	$8,092,794	69,475	0.9%	$22,811,206	$21,363,864	1,447,342	6.8%
Total Revenue	12,115,672	10,342,426	1,773,246	17.1%	32,490,385	27,743,735	4,746,650	17.1%
Gross Profit:
Platforms	3,382,051	1,981,002	1,401,049	70.7%	8,239,028	5,627,695	2,611,333	46.4%
Transactions	2,099,881	2,046,271	53,610	2.6%	5,758,272	5,152,653	605,619	11.8%
Total Gross Profit	5,481,932	4,027,273	1,454,659	36.1%	13,997,300	10,780,348	3,216,952	29.8%
Gross profit as a % of revenue:
Platforms	85.5%	88.1%	-2.5%		85.1%	88.2%	-3.1%
Transactions	25.7%	25.3%	0.4%		25.2%	24.1%	1.1%
Total Gross Profit	45.2%	38.9%	6.3%		43.1%	38.9%	4.2%
Operating Expenses:
Sales and marketing	1,122,365	642,624	479,741	74.7%	2,612,308	1,830,448	781,860	42.7%
Technology and product development	1,371,754	953,677	418,077	43.8%	3,952,891	2,751,099	1,201,792	43.7%
General and administrative	2,027,074	1,871,591	155,483	8.3%	6,593,791	5,004,679	1,589,112	31.8%
Depreciation and amortization	309,898	18,332	291,566	1590.5%	525,267	30,486	494,781	1623.0%
Stock-based compensation	541,002	480,458	60,544	12.6%	1,729,271	1,264,522	464,749	36.8%
Foreign currency translation loss	22,177	(72,547)	94,724	NM	15,059	(84,210)	99,269	NM
Total Operating Expenses	5,394,270	3,894,135	1,500,135	38.5%	15,428,587	10,797,024	4,631,563	42.9%
Income (loss) from operations	87,663	133,139	(45,476)	-34.2%	(1,431,286)	(16,675)	(1,414,611)	8483.2%
Other Income (Expenses):
Other income	31,228	104,331	(73,103)	-70.1%	547,965	218,095	329,870	151.3%
Provision for income taxes	(42,590)	(628)	(41,962)	NM	(82,049)	(5,543)	(76,506)	NM
Total Other Income (Expenses):	(11,362)	103,703	(115,065)	NM	465,916	212,552	253,364	119.2%
Net income (loss)	$76,301	$236,842	(160,541)	-67.8%	$(965,370)	$195,877	(1,161,247)	NM
Adjusted EBITDA	$960,740	$559,382	$401,358	71.8%	$838,311	$1,194,123	$(355,812)	-29.8%

	Quarter Ended March 31,				Nine Months Ended March 31,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Platforms:
B2B ARR (Annual recurring revenue*):
Beginning of Period	$11,614,748	$8,776,977	$2,837,771	32.3%	$9,444,130	$7,922,188	$1,521,942	19.2%
Incremental ARR	38,315	330,704	(292,389)	-88.4%	2,208,933	1,185,493	1,023,440	86.3%
End of Period	$11,653,063	$9,107,681	$2,545,382	27.9%	$11,653,063	$9,107,681	$2,545,382	27.9%
Deployments:
Beginning of Period	942	790	152	19.2%	835	733	102	13.9%
Incremental Deployments	41	25	16	64.0%	148	82	66	80.5%
End of Period	983	815	168	20.6%	983	815	168	20.6%
ASP (Average sales price):
Beginning of Period	$12,330	$11,110	$1,220	11.0%	$11,310	$10,808	$502	4.6%
End of Period	$11,855	$11,175	$680	6.1%	$11,855	$11,175	$680	6.1%
B2C ARR (Annual recurring revenue*):
Beginning of Period	$3,954,090	$-	$3,954,090		$-	$-	$-
Incremental ARR	948,885	-	948,885	NM	4,902,975	-	4,902,975	NM
End of Period	$4,902,975	$-	$4,902,975	NM	$4,902,975	$-	$4,902,975	NM

Total ARR (Annualized recurring revenue):	$16,556,038	$9,107,681	$7,448,357	81.8%	$16,556,038	$9,107,681	$7,448,357	81.8%

Transaction Customers:
Corporate customers	1,105	1,116	(11)	-1.0%	1,086	986	100	10.1%
Academic customers	321	301	20	6.6%	320	300	20	6.7%
Total customers	1,426	1,417	9	0.6%	1,406	1,286	120	9.3%

Active Customer Accounts, Transactions and Annual Recurring Revenue

The company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The company defines annual recurring revenue (“ARR”) as the value of contracted Platform subscription recurring revenue normalized to a one-year period. For B2C ARR, this includes the annualized value of monthly subscriptions, meaning their monthly value multiplied by twelve.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions’ management evaluates and makes operating decisions using various financial metrics. In addition to the company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the company’s operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other income (expense), foreign currency transaction loss, provision for income taxes, depreciation and amortization, stock-based compensation, gain on sale of discontinued operations, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended March 31,				Nine Months Ended March 31,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Net Income (loss)	$76,301	$236,842	$(160,541)	-67.8%	$(965,370)	$195,877	$(1,161,247)	NM
Add (deduct):							-
Other income (expense)	(31,228)	(104,331)	73,103	-70.1%	(547,965)	(218,095)	(329,870)	151.3%
Foreign currency translation loss	22,177	(72,547)	94,724	NM	15,059	(84,210)	99,269	117.9%
Provision for income taxes	42,590	628	41,962	NM	82,049	5,543	76,506	NM
Depreciation and amortization	309,898	18,332	291,566	1590.5%	525,267	30,486	494,781	1623.0%
Stock-based compensation	541,002	480,458	60,544	12.6%	1,729,271	1,264,522	464,749	36.8%
Gain on sale of disc. ops.	-	-	-		-	-	-
Adjusted EBITDA	$960,740	$559,382	$401,358	71.8%	$838,311	$1,194,123	$(355,812)	-29.8%

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the company's SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visit www.researchsolutions.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding enhanced product offerings, additional customers, and the Company’s prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31,
	2024	June 30,
	(unaudited)	2023
Assets
Current assets:
Cash and cash equivalents	$4,221,424	$13,545,333
Accounts receivable, net of allowance of $103,319 and $85,015, respectively	7,323,379	6,153,063
Prepaid expenses and other current assets	635,000	400,340
Prepaid royalties	1,004,790	1,202,678
Total current assets	13,184,593	21,301,414

Non-current assets:
Property and equipment, net of accumulated depreciation of $920,918 and $881,908, respectively	94,078	70,193
Intangible assets, net of accumulated amortization of $1,237,311 and $747,355, respectively ($10,527,713 provisional)	11,029,679	462,068
Goodwill (provisional)	16,493,763	—
Deposits and other assets	1,086	1,052
Total assets	$40,803,199	$21,834,727

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$9,011,868	$8,079,516
Deferred revenue	8,870,316	6,424,724
Total current liabilities	17,882,184	14,504,240

Non-current liabilities:
Contingent earnout liability	8,792,756	—
Total liabilities	26,674,940	14,504,240

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 32,281,424 and 29,487,508 shares issued and outstanding, respectively	32,281	29,487
Additional paid-in capital	37,695,960	29,941,873
Accumulated deficit	(23,488,019)	(22,522,649)
Accumulated other comprehensive loss	(111,963)	(118,224)
Total stockholders’ equity	14,128,259	7,330,487
Total liabilities and stockholders’ equity	$40,803,199	$21,834,727

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Loss

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenue:
Platforms	$3,953,403	$2,249,632	$9,679,179	$6,379,871
Transactions	8,162,269	8,092,794	22,811,206	21,363,864
Total revenue	12,115,672	10,342,426	32,490,385	27,743,735

Cost of revenue:
Platforms	571,352	268,630	1,440,151	752,176
Transactions	6,062,388	6,046,523	17,052,934	16,211,211
Total cost of revenue	6,633,740	6,315,153	18,493,085	16,963,387
Gross profit	5,481,932	4,027,273	13,997,300	10,780,348

Operating expenses:
Selling, general and administrative	5,084,371	3,875,802	14,903,319	10,766,537
Depreciation and amortization	309,898	18,332	525,267	30,486
Total operating expenses	5,394,269	3,894,134	15,428,586	10,797,023

Income (loss) from operations	87,663	133,139	(1,431,286)	(16,675)

Other income	31,228	104,331	547,965	218,095

Income (loss) from operations before provision for income taxes	118,891	237,470	(883,321)	201,420
Provision for income taxes	(42,590)	(628)	(82,049)	(5,543)

Net income (loss)	76,301	236,842	(965,370)	195,877

Other comprehensive income (loss):
Foreign currency translation	858	(4,149)	6,261	(2,801)
Comprehensive income (loss)	$77,159	$232,693	$(959,109)	$193,076

Basic income (loss) per common share:
Net income (loss) per share	$-	$0.01	$(0.03)	$0.01
Weighted average common shares outstanding	30,020,652	26,929,314	28,377,199	26,820,557

Diluted income (loss) per common share:
Net income (loss) per share	$-	$0.01	$(0.03)	$0.01
Weighted average common shares outstanding	33,511,242	29,791,719	28,377,199	28,837,774

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	March 31,
	2024	2023
Cash flow from operating activities:
Net income (loss)	$(965,370)	$195,877
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	525,267	30,486
Fair value of vested stock options	104,502	338,973
Fair value of vested restricted common stock	1,603,820	925,550
Fair value of vested unrestricted common stock	—	68,272
Modification cost of accelerated vesting of restricted common stock	20,949	—
Adjustment to contingent earnout liability	(268,287)	—
Changes in operating assets and liabilities:
Accounts receivable	(739,883)	(1,545,695)
Prepaid expenses and other current assets	(156,026)	(122,700)
Prepaid royalties	197,888	47,760
Accounts payable and accrued expenses	498,584	947,789
Deferred revenue	768,347	986,044
Net cash provided by operating activities	1,589,791	1,872,356

Cash flow from investing activities:
Purchase of property and equipment	(57,761)	(29,976)
Payment for acquisition of Resolute, net of cash acquired	(2,718,253)	—
Payment for acquisition of Scite, net of cash acquired	(7,305,493)	—
Payment for non-refundable deposit for asset acquisition	—	(297,450)
Net cash used in investing activities	(10,081,507)	(327,426)

Cash flow from financing activities:
Proceeds from the exercise of stock options	—	57,500
Common stock repurchase	(522,024)	(74,556)
Payment of contingent acquisition consideration	(314,960)	—
Net cash used in financing activities	(836,984)	(17,056)

Effect of exchange rate changes	4,791	1,850
Net increase (decrease) in cash and cash equivalents	(9,323,909)	1,529,724
Cash and cash equivalents, beginning of period	13,545,333	10,603,175
Cash and cash equivalents, end of period	$4,221,424	$12,132,899

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$82,049	$5,543

Non-cash investing and financing activities:
Contingent consideration accrual on asset acquisition	$36,130	$144,384

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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